SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 25, 2007

POWER MEDICAL INTERVENTIONS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33770	23-3011410
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2021 Cabot Boulevard, Langhorne, Pennsylvania 19047

(Address of principal executive offices) (Zip Code)

2021 Cabot Boulevard, Langhorne, Pennsylvania 19047

(Mailing Address)

(267) 775-8100

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below).

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01                                       Entry into a Material Definitive Agreement

On October 25, 2007, Power Medical Interventions, Inc., a Delaware corporation (the “Company”), entered into an Underwriting Agreement (the “Underwriting Agreement”) with Jefferies & Company, Inc., Lazard Capital Markets LLC and William Blair & Company L.L.C., as representatives of the several underwriters named in Schedule A to the Underwriting Agreement (the “Underwriters”), filed as Exhibit 10.1 hereto. Pursuant to the Underwriting Agreement, the Company agreed to issue and sell to the Underwriters an aggregate of 3,850,000 shares of its common stock, par value $0.001 per share, (the “Common Stock”), such shares to be sold by the Underwriters in the initial public offering of the Common Stock. The Company also granted the Underwriters a 30-day option to purchase up to an additional 577,500 shares of Common Stock. The form of Underwriting Agreement was previously filed as Exhibit 1.1 to the Company’s registration statement on Form S-1 (File No. 333-142926), which registration statement was filed with the Securities and Exchange Commission and declared effective on October 25, 2007.

ITEM 9.01             Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1

Underwriting Agreement, dated October 25, 2007, by and among Power Medical Interventions, Inc. and Jefferies & Company, Inc., Lazard Capital Markets LLC and William Blair & Company L.L.C., as representatives of the several underwriters named in Schedule A (exhibits omitted).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

POWER MEDICAL INTERVENTIONS, INC.

By:	/s/ John P. Gandolfo
John P. Gandolfo
Chief Financial Officer

Date:  October 30, 2007

EXHIBIT INDEX

Exhibit No.	Description
10.1

Underwriting Agreement, dated October 25, 2007, by and among Power Medical Interventions, Inc. and Jefferies & Company, Inc., Lazard Capital Markets LLC and William Blair & Company L.L.C., as representatives of the several underwriters named in Schedule A (exhibits omitted).